UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2021

Adicet Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street, Floor 6 Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 503-9095

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACET	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors

Election of Michael Kauffman, M.D., Ph.D., as Director

On November 17, 2021, upon the recommendation of the Nominating and Corporate Governance Committee (the “NCG Committee”) of the board of directors (the “Board”) of Adicet Bio, Inc. (the “Company”), the Board appointed Michael Kauffman, M.D., Ph.D., to join the Board, effective as of November 17, 2021. Dr. Kauffman will serve as a Class III director until his term expires at the 2024 annual meeting of stockholders at which time he will stand for reelection by the Company’s stockholders. The Board determined that Dr. Kauffman is independent under the listing standards of The Nasdaq Stock Market (“Nasdaq”). Dr. Kauffman was also appointed to serve on the NCG Committee to replace Aya Jakobovits, Ph.D., who resigned from the NCG Committee effective upon Dr. Kauffman’s appointment. The Board has determined that Dr. Kauffman meets the requirements for independence of NCG Committee members under the applicable listing standards of Nasdaq and the Securities Exchange Act of 1934, as amended. Effective as of November 17, 2021, the NCG Committee is composed of Andrew Sinclair, Ph.D. (Chairperson), Steve Dubin and Dr. Kauffman.

As a non-employee director, Dr. Kauffman will receive cash compensation for his Board service in accordance with the Company’s Non-Employee Director Compensation Policy, as amended. In addition, upon his election as a director on November 17, 2021, Dr. Kauffman was granted an option to purchase 37,000 shares of the Company’s common stock at an exercise price per share of $9.39 with the shares vesting and becoming exercisable in thirty-six (36) equal monthly installments commencing on November 17, 2021, subject to the continued service of Dr. Kauffman on the Board. Dr. Kauffman is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Kauffman and any other persons pursuant to which he was selected as a director. In addition, Dr. Kauffman has entered into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

Item 7.01 Regulation FD Disclosure

On November 18, 2021, the Company issued a press release announcing Dr. Kauffman’s appointment to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release furnished by the Company on November 18, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADICET BIO, INC.

Date: November 18, 2021	By:	/s/ Nick Harvey
	Name:	Nick Harvey
	Title:	Chief Financial Officer